UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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TERAYON COMMUNICATION SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Attached below is a press release issued by Terayon Communication Systems, Inc. on June 25, 2007.

ISS AND GLASS LEWIS RECOMMEND TERAYON
STOCKHOLDERS VOTE “FOR” PROPOSED MERGER
Santa Clara, California — June 25, 2007 — Terayon Communication Systems, Inc. (Pink Sheets: TERN.PK) (Terayon or the Company) announced today that Institutional Shareholder Services (ISS) and Glass, Lewis & Co. (Glass Lewis), two leading independent proxy advisory firms, recommend that Terayon stockholders vote “FOR” the Company’s proposed merger with a subsidiary of Motorola, Inc. at the special meeting of Terayon’s stockholders to be held on June 28, 2007. ISS and Glass Lewis provide voting advice to hundreds of institutional investors, mutual and pension funds and other fiduciaries.
In recommending that Terayon stockholders vote “FOR” the proposed acquisition, ISS stated: “Based on our review of the terms of the transaction and the factors described . . . specifically the sensible strategic rationale and 69-day premium, we believe that the merger agreement warrants shareholder support.”
Glass Lewis concluded that, “Based on a full sales process, the unanimous support of the board, and limited strategic alternatives, we believe the proposal to be in the best interests of shareholders.”
Both ISS and Glass Lewis also recommend that Terayon stockholders vote for the Company’s proposal to adjourn the special meeting of stockholders if there are not sufficient votes to approve the proposed merger, in order to provide additional time to solicit proxies.
“We are very pleased to have the support of both ISS and Glass Lewis,” said Jerry Chase, CEO, Terayon. “With the June 28, 2007 Special Meeting of Stockholders rapidly approaching, on behalf of the entire Board of Directors of Terayon, I urge all Terayon stockholders to vote FOR the proposed merger.”
As announced on April 23, 2007, the Company has entered into a definitive agreement with Motorola under which Motorola will acquire all of the outstanding shares of Terayon’s common stock for $1.80 per share in cash. The transaction is expected to close in the third quarter of 2007, subject to stockholder approval and the satisfaction of other previously disclosed closing conditions.
The Special Meeting of Terayon’s stockholders to consider and vote upon the proposed merger has been scheduled for June 28, 2007 at 11:00 am local time at Terayon’s executive offices located at 2450 Walsh Avenue, Santa Clara, California 95051. Terayon’s stockholders of record as of the close of business on May 18, 2007 will be entitled to vote at the special meeting.

ISS and Glass Lewis Recommend that Terayon Stockholders Vote “FOR” Proposed Merger

Stockholders are encouraged to read Terayon’s definitive proxy materials in their entirety as they provide, among other things, a detailed discussion of the process that led to the proposed merger and the reasons behind the Board of Directors’ unanimous recommendation that Terayon’s stockholders vote “FOR” the adoption of the merger agreement and the approval of the merger.
Stockholders who have questions about the proposed merger or need assistance in submitting their proxy or voting their shares should contact Terayon’s proxy solicitor, MacKenzie Partners, toll-free at (800) 322-2885.
About Terayon
Terayon Communication Systems, Inc. (Pink Sheets: TERN.PK) provides real-time digital video networking applications to cable, satellite and telecommunication service providers worldwide, which have deployed more than 7,800 Terayon’s CherryPickers and related digital video system components to localize services and advertising on-demand and brand their programming, insert millions of digital ads, offer HDTV and other digital video services. Terayon maintains its headquarters in Santa Clara, California, has sales and support offices worldwide and is on the web at www.terayon.com.
Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.
About Motorola
Motorola is known around the world for innovation and leadership in wireless and broadband communications. Inspired by our vision of seamless mobility, the people of Motorola are committed to helping you connect simply and seamlessly to the people, information, and entertainment that you want and need. We do this by designing and delivering “must have” products, “must do” experiences and powerful networks — along with a full complement of support services. A Fortune 100 company with global presence and impact, Motorola had sales of US $42.9 billion in 2006. For more information about our company, our people and our innovations, please visit http://www.Motorola.com.
Forward Looking Statements
Certain statements contained in this press release, including the expected timetable for completing the proposed transaction between Motorola and Terayon Communication Systems, might be considered forward-looking statements. While these forward-looking statements represent managements’ current judgment of future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied in any forward-looking statements. Important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, without limitation, the following: (i) the parties’ ability to consummate the transaction; (ii) the shareholder and regulatory approvals required for the transaction may not be obtained on the terms expected, or in a timely manner, or the other closing conditions to the completion of the transaction may not be satisfied; and (iii) the other factors described in Terayon Communication Systems’ Annual Report on Form 10-K for the year ended December 31, 2006 and its subsequent reports filed with the SEC. Readers are strongly urged to read the full cautionary statements contained in these materials. There can be no assurance that the transactions contemplated by the

ISS and Glass Lewis Recommend that Terayon Stockholders Vote “FOR” Proposed Merger merger agreement will be consummated. Motorola and Terayon Communication Systems assume no obligation to update or revise any forward-looking statement in this press release, and such forward-looking statements speak only as of the date hereof.

Press Contacts:	Investor Contact:

Paul Schneider	Kirsten Chapman / Moriah Shilton

PSPR, Inc.	Lippert/Heilshorn & Associates

(215) 702-9784	(415) 433-3777

pspr@att.net	mshilton@lhai.com